Exhibit 99.1

Nu Ride Announces Agreement to Acquire

Majority Stake in Affinity Advisory Network

Transaction results in the first independent Field Marketing Organization being part of a publicly traded company, with scalable, high-margin insurance and wealth management businesses

NEW YORK, June 3, 2026 (PRNewswire) – Nu Ride Inc. (OTC: NRDE) (“Nu Ride” or the “Company”), today announced it has entered into a Membership Interest Purchase Agreement to acquire, through its newly formed subsidiary Affinity Advisory Holding Corp, the outstanding membership interests of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (collectively, “Affinity”, and the “Transaction”).

Founded in 2013 and headquartered in Ohio, Affinity operates an integrated platform combining insurance distribution and registered investment advisory services. Affinity supports a nationwide network of agents and advisors serving clients across more than 700 cities throughout the United States. Affinity has developed proprietary advisor training systems, lead generation infrastructure and client relationship management tools designed to support scalable growth and recurring client engagement.

Affinity generated over $3.5 million in revenue for the 12 months ended March 31, 2026 and the Company believes there will be multiple organic and inorganic growth opportunities over time.

Nu Ride CEO Alexander Matina commented, “We believe Affinity represents a highly attractive strategic acquisition for Nu Ride. The business has built a differentiated and scalable platform combining insurance distribution and wealth advisory capabilities with recurring agent and client relationships, strong operating margins and a highly scalable advisor network.”

Mr. Matina continued, “Affinity’s integrated platform, proprietary advisor training systems and national distribution footprint create a compelling foundation for continued growth. We believe the transaction provides Nu Ride with exposure to attractive long-term secular trends in retirement planning, wealth preservation and independent financial advisory services.”

Robert Hall, Founder and President of Affinity, stated, “We are excited to partner with Nu Ride and believe this transaction positions Affinity for its next phase of growth. Nu Ride provides strategic capital and long-term support and vision that we believe will help accelerate expansion of our advisor network, client relationships and integrated planning platform while maintaining the high-touch client service model that has defined our business.”

Transaction Overview

Under the terms of the transaction, Nu Ride will acquire Affinity for approximately $9.6 million, consisting of $6.72 million in cash, 80,000 shares of Nu Ride Class A common stock and future earnout payments of up to $1.312 million. Robert Hall will also retain a 15% ownership interest, through Affinity Advisory Holding Corp., and will continue to lead Affinity following the closing. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions.

Additional details regarding the transaction will be included in a Current Report on Form 8-K to be filed by Nu Ride with the Securities and Exchange Commission.

About Nu Ride

Additional information about the Company is available on the Company’s website (www.nurideinc.com) and in the Company’s filings with the U.S. Securities and Exchange Commission, available at www.sec.gov/edgar.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “believes,” “expects,” “intends,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including the risk that the pending Transaction may not be consummated on the terms described in this press release or at all, or if consummated, the risks associated with the Company failing to realize the anticipated benefits of the Transaction, which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Other important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contact

Please send inquiries to inquiries@nurideinc.com.